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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated October 17, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 35.




                                   /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
 December 30, 1997